Exhibit 99.1

NEWS

For immediate release

Contact:	Richard J. Poulton
Vice President, Chief Financial Officer
(630) 227-2075
E-mail address: rpoulton@aarcorp.com

AAR REPORTS RECORD SECOND QUARTER RESULTS

•                  Record quarterly sales of $310.6 million (up 27% from prior year)

•                  Record quarterly income from continuing operations of $17.9 million

•                  Operating margin improves to 10.1%

•                  $0.42 earnings from continuing operations per diluted share

WOOD DALE, ILLINOIS (December 18, 2007) — AAR (NYSE: AIR) today reported fiscal 2008 second quarter net sales of $310.6 million and income from continuing operations of $17.9 million, or $0.42 per diluted share.  Sales grew 27% from $244.3 million last year, and income from continuing operations increased 28% from $14.0 million in the prior year.  For the six months ended November 30, 2007, net sales grew 27% to $616.6 million, and income from continuing operations increased 26% to $33.1 million, or $0.78 per diluted share.

“The principal markets we serve—commercial aviation and defense—continued to expand, despite the turbulence in the global credit markets, uncertainty in the U.S. economy and continued pressure from high fuel prices.  The demand from airlines for outsourced technical services and additional aircraft lift is strong, as are the opportunities to support the U.S. Department of Defense and its allies,” said David P. Storch, Chairman and Chief Executive Officer of AAR CORP.  “During the quarter the AAR team made excellent progress penetrating and growing our presence in these markets.  We experienced significant sales growth and margin improvement in our MRO business; continued strength in Aviation Supply Chain; steady progress in our Structures and Systems business; and solid growth in our Aircraft Sales and Leasing business.”

Sales and earnings growth in the second quarter was driven by higher sales across all four segments, effective sourcing and merchandising, solid execution and progress with margin improvement initiatives.  Sales to commercial customers increased 29%, and sales to defense customers grew 24%, year-over-year.

Consolidated gross profit margin was 19.4% for the second quarter compared to 18.8% last year.  The Company achieved an operating margin of 10.1% in the second quarter versus 9.7% last

One AAR Place • 1100 N. Wood Dale Road • Wood Dale, Illinois 60191 USA • 1-630-227-2000 Fax 1-630-227-2101

year.  Net interest expense increased $0.6 million year-over-year principally due to increased borrowings related to investments in the Aviation Supply Chain and Aircraft Sales & Leasing segments.

The Company purchased 272,000 shares of AAR CORP. stock on the open market through the first six months of fiscal 2008 pursuant to its Board of Directors share repurchase authorization at an average acquisition price of $29.98.

As announced on December 3, 2007, the Company completed the acquisition of Summa Technology, Inc., a leading provider of high-end sub-systems and precision machining, fabrication, welding and engineering services located in Huntsville, Alabama.  “We are very excited to add the extensive capabilities of Summa and its management team to our Company,” said Storch.  “Summa has great momentum and is performing well, and we look forward to creating even more opportunities as we integrate it with our other businesses.”

AAR is a leading provider of products and value-added services to the worldwide aerospace and defense industry.  With facilities and sales locations around the world, AAR uses its close-to-the-customer business model to serve aviation and defense customers through four operating segments: Aviation Supply Chain; Maintenance, Repair and Overhaul; Structures and Systems and Aircraft Sales and Leasing. More information can be found at www.aarcorp.com.

AAR will hold its quarterly conference call at 7:30 a.m. CST on December 19, 2007. The conference call can be accessed by calling 866-814-1918 from inside the U.S. or 703-639-1362 from outside the U.S.  A replay of the call will be available by calling 888-266-2081 from inside the U.S. or 703-925-2533 from outside the U.S. (access code 1177120) from 11:30 a.m. CST on December 19, 2007 until 11:59 p.m. CST on December 26, 2007.

# # #

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in the Company’s May 31, 2007 Form 10-K. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described.  These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control.  The Company assumes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.

AAR CORP. and Subsidiaries

Consolidated Statements of Operations

(In thousands except per share data)

	Three Months Ended November 30,		Six Months Ended November 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Sales	$310,647	$244,272	$616,607	$484,514
Cost and expenses:
Cost of sales	250,297	198,369	499,717	395,588
Cost of sales — impairment charges	—	—	—	7,652
Selling, general and administrative	30,941	25,914	61,603	51,739

Gain on sale of product line	—	—	—	5,358
Earnings from aircraft joint ventures	1,965	3,761	2,985	6,802

Operating income	31,374	23,750	58,272	41,695

Gain on extinguishment of debt	—	—	—	2,927

Interest expense	5,026	4,736	9,364	9,402
Interest income and other	1,003	1,300	1,586	2,639

Income from continuing operations before income taxes	27,351	20,314	50,494	37,859

Income tax expense	9,463	6,332	17,351	11,648

Income from continuing operations	17,888	13,982	33,143	26,211

Discontinued operations:
Operating loss, net of tax	33	214	135	659

Net income	$17,855	$13,768	$33,008	$25,552

Share Data:

Earnings per share - Basic:
Earnings from continuing operations	$0.49	$0.39	$0.90	$0.73
Loss from discontinued operations	—	(0.01)	—	(0.02)
Earnings per share - Basic	$0.49	$0.38	$0.90	$0.71

Earnings per share - Diluted
Earnings from continuing operations	$0.42	$0.34	$0.78	$0.64
Loss from discontinued operations	—	(0.01)	—	(0.02)
Earnings per share - Diluted	$0.42	$0.33	$0.78	$0.62

Average shares outstanding - Basic	36,841	36,250	36,858	36,161
Average shares outstanding - Diluted	43,732	43,145	43,770	42,969

Consolidated Balance Sheet Highlights

(In thousands except per share data)

	November 30, 2007	May 31, 2007
	(Unaudited)	(Derived from audited financial statements)
Cash and cash equivalents	$28,369	$83,317
Current assets	666,125	645,721
Current liabilities (excluding debt accounts)	179,169	182,261
Net property, plant and equipment	94,540	88,187
Total assets	1,137,290	1,067,633
Total recourse debt	284,128	284,229
Total non-recourse obligations	84,493	43,627
Stockholders’ equity	530,327	494,243
Book value per share	$14.06	$13.10
Shares outstanding	37,723	37,729

Sales By Business Segment

(In thousands - unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2007	2006	2007	2006
Aviation Supply Chain	$144,784	$133,904	$287,492	$261,420
Maintenance, Repair & Overhaul	68,679	44,477	131,326	94,072
Structures and Systems	79,783	62,473	156,281	120,880
Aircraft Sales and Leasing	17,401	3,418	41,508	8,142
	$310,647	$244,272	$616,607	$484,514

Gross Profit/(Loss) By Business Segment

(In thousands - unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2007	2006	2007	2006
Aviation Supply Chain	$34,970	$29,896	$66,934	$52,151
Maintenance, Repair & Overhaul	9,921	6,147	17,961	13,304
Structures and Systems	10,784	8,891	19,905	16,241
Aircraft Sales and Leasing	4,675	969	12,090	(422)
	$60,350	$45,903	$116,890	$81,274

Note:  Gross Profit for the Six Months Ended November 30, 2006 includes impairment charges of $4.8 million in Aviation Supply Chain and $2.9 million in Aircraft Sales & Leasing.

Diluted Earnings Per Share Calculation

(In thousands except per share data)

	Three Months Ended November 30,		Six Months Ended November 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Net income as reported	$17,855	$13,768	$33,008	$25,552
Add: After-tax interest on convertible debt	491	491	983	983
Net income for diluted EPS calculation	$18,346	$14,259	$33,991	$26,535

Diluted shares outstanding	43,732	43,145	43,770	42,969

Diluted earnings per share	$0.42	$0.33	$0.78	$0.62